EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-35941, 33-43868, 33-43866, 33-45994, 33-45142, 33-54382, 33-65125, 33-69946, 33-75088, 333-28593 and 333-80729 on Form S-3 and the Registration Statement Nos. 33-85154, 333-72916, 333-72918, 333-72920, 333-113387, 333-113388, 333-126651 and 333-134432 on Form S-8 of our report on the consolidated financial statements dated March 15, 2007 (which report expresses an unqualified opinion and includes and explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(Revised), Share-Based Payment) of Bentley Pharmaceuticals, Inc. and subsidiaries and our report dated March 15, 2007 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Bentley Pharmaceuticals, Inc. and subsidiaries for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 15, 2007